                                                                                                                                                                      Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Harman International Industries, Incorporated:

We consent to the incorporation by reference in the Registration Statement Nos. 33-20559, 33-28973, 33-36388, 33-60236, 33-59605, 333-02917, 333-28793, 333-32673, 333-103487 and 333-103488 on Form S-8 of Harman International Industries, Incorporated of our report dated August 12, 2004, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, cash flows and shareholders’ equity and comprehensive income and related financial statement schedule for each of the years in the three-year period ended June 30, 2004, which reports appear in the June 30, 2004, annual report on Form 10-K of Harman International Industries, Incorporated.  Our report refers to changes in the method of accounting for stock-based compensation and goodwill during the year ended June 30, 2003.

Los Angeles, California
September 3, 2004